Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mike Welch
269-429-9761
Mike.Welch@xpocorporate.com
XPO DELIVERS 58% REVENUE GROWTH
SAINT JOSEPH, Mich. — May 12, 2010 — Express-1 Expedited Solutions, Inc. (XPO) today reported its earnings for the first quarter ended March 31, 2010.
For the quarter, revenue from continuing operations increased by 58% to $31.6 million compared to $20.1 million in the first quarter of 2009. Recently acquired LRG International, Inc., contributed $2.1 million in revenue for the quarter.
During the same period, operating income from continuing operations improved by $1.6 million to $1.5 million or $0.03 per fully diluted share compared to a loss of $27,000 for the first quarter of 2009.
“2009 was a year of focusing on a strategic plan that we hoped would prepare us for 2010. The first quarter results have validated last year’s efforts and have prepared us to thrive in an improved economy. We look forward to continued strong results for the remainder of 2010,” commented Michael R. Welch, the Company’s CEO.
“Mike and his team have stayed focused on the strategic plan and I believe our results are proof of his commitment. I feel very positive that he and his team will continue this growth through 2010,” stated James Martell, Chairman of the Board of Directors.
Investor Conference Call
Management will conduct a conference call Thursday, May 13, 2010 at 10:00 a.m. EST to discuss the Company’s fourth quarter financial results. Those wishing to take part in the live teleconference call can dial 877-407-0782 with international participants dialing 201-689-8567. A playback will be available until midnight on May 20, 2010. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 349231. Those interested in accessing a live or archived Webcast of the call should visit http://www.investorcalendar.com under Express-1 Expedited Solutions, Inc.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (CGL) (Downers Grove, Illinois), and Bounce Logistics, Inc. (South Bend, Indiana). These segments are focused on premium services that include same-day, time-sensitive transportation and domestic and international freight forwarding. Serving more than 2,000 customers, the Company’s premium transportation offerings are provided through one of five operations centers; Buchanan, Michigan; South Bend, Indiana; Downers Grove, Illinois; Rochester Hills, Michigan and Tampa, Florida. The operations are handled by experienced inside sales staff using the latest operational software. The Company’s expedited ground coverage includes all of North America. The Company provides freight forwarding services with global coverage including air and ocean container freight services. The Company’s operating model can be described as non-asset or asset light, as independent contractors and capacity through brokerage agreements fulfill the trucking services for most of its shipments. Express-1 Expedited Solutions, Inc. is publicly traded on the NYSE AMEX Equities Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks. These risks include: the acquisition of businesses or the launch of new lines of business could increase operating expenses and dilute operating margins; increased competition could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets

	(Unaudited)
	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash	$920,000	$495,000
Accounts receivable, net of allowances of $171,000 and $225,000 respectively	17,668,000	17,569,000
Prepaid expenses	480,000	158,000
Deferred tax asset, current	413,000	353,000
Other current assets	356,000	459,000

Total current assets	19,837,000	19,034,000

Property and equipment, net of $2,802,000 and $2,651,000 in accumulated depreciation, respectively	2,695,000	2,797,000
Goodwill	16,959,000	16,959,000
Identifiable intangible assets, net of $2,355,000 and $2,198,000 in accumulated amortization, respectively	9,018,000	9,175,000
Loans and advances	177,000	30,000
Other long-term assets	1,067,000	1,044,000

Total long term assets	29,916,000	30,005,000

Total assets	$49,753,000	$49,039,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,215,000	$6,769,000
Accrued salaries and wages	325,000	310,000
Accrued expenses, other	3,715,000	2,272,000
Line of credit	—	6,530,000
Current maturities of notes payable and capital leases	1,678,000	1,215,000
Other current liabilities	378,000	968,000

Total current liabilities	13,311,000	18,064,000

Line of credit	1,521,000	—
Notes payable and capital leases, net of current maturities	3,346,000	213,000
Deferred tax liability, long-term	1,460,000	1,156,000
Other long-term liabilities	847,000	1,202,000

Total long-term liabilities	7,174,000	2,571,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; no shares issued or outstanding		—
Common stock, $.001 par value; 100,000,000 shares authorized; 32,215,218 shares issued; and 32,035,218 shares outstanding	32,000	32,000
Additional paid-in capital	26,518,000	26,488,000
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)
Accumulated earnings	2,825,000	1,991,000

Total stockholders’ equity	29,268,000	28,404,000

Total liabilities and stockholders’ equity	$49,753,000	$49,039,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenues
Operating revenue	$31,642,000	$20,072,000
Expenses
Direct expense	26,043,000	16,856,000

Gross margin	5,599,000	3,216,000
Sales general and administrative expense	4,075,000	3,243,000

Operating income (loss) from continuing operations	1,524,000	(27,000)

Other expense (income)	20,000	(10,000)
Interest expense	20,000	22,000

Income (loss) from continuing operations before income tax	1,484,000	(39,000)
Income tax provision (benefit)	650,000	(14,000)

Income (loss) from continuing operations	834,000	(25,000)
Income from discontinued operations, net of tax	—	30,000

Net income	$834,000	$5,000

Basic income per share
Income from continuing operations	$0.03	$—
Income from discontinued operations	—	—
Net income	0.03	—
Diluted income per share
Income from continuing operations	0.03	—
Income from discontinued operations	—	—
Net income	$0.03	$—
Weighted average common shares outstanding
Basic weighted average common shares outstanding	32,035,218	32,035,218
Diluted weighted average common shares outstanding	32,577,352	32,150,601

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended March 31,
(Unaudited)

					Percent of
	Quarter to Date		Quarter to Quarter Change		Business Unit Revenue
	2010	2009	In Dollars	In Percentage	2010	2009
Revenues
Express-1	$16,212,000	$8,888,000	$7,324,000	82.4%	51.2%	44.3%
Concert Group Logistics	12,938,000	9,639,000	3,299,000	34.2%	40.9%	48.0%
Bounce Logistics	3,123,000	1,780,000	1,343,000	75.4%	9.9%	8.9%
Intercompany eliminations	(631,000)	(235,000)	(396,000)	-168.5%	-2.0%	-1.2%

Total revenues	31,642,000	20,072,000	11,570,000	57.6%	100.0%	100.0%

Direct expenses
Express-1	12,542,000	6,876,000	5,666,000	82.4%	77.4%	77.4%
Concert Group Logistics	11,528,000	8,752,000	2,776,000	31.7%	89.1%	90.8%
Bounce Logistics	2,604,000	1,463,000	1,141,000	78.0%	83.4%	82.2%
Intercompany eliminations	(631,000)	(235,000)	(396,000)	-168.5%	100.0%	100.0%

Total direct expenses	26,043,000	16,856,000	9,187,000	54.5%	82.3%	84.0%

Gross margin
Express-1	3,670,000	2,012,000	1,658,000	82.4%	22.6%	22.6%
Concert Group Logistics	1,410,000	887,000	523,000	59.0%	10.9%	9.2%
Bounce Logistics	519,000	317,000	202,000	63.7%	16.6%	17.8%

Total gross margin	5,599,000	3,216,000	2,383,000	74.1%	17.7%	16.0%

Selling, general & administrative
Express-1	2,021,000	1,852,000	169,000	9.1%	12.5%	20.8%
Concert Group Logistics	1,154,000	687,000	467,000	68.0%	8.9%	7.1%
Bounce Logistics	422,000	276,000	146,000	52.9%	13.5%	15.5%
Corporate	478,000	428,000	50,000	11.7%	1.5%	2.1%

Total selling, general & administrative	4,075,000	3,243,000	832,000	25.7%	12.9%	16.2%

Operating income from continuing operations
Express-1	1,649,000	160,000	1,489,000	930.6%	10.2%	1.8%
Concert Group Logistics	256,000	200,000	56,000	28.0%	2.0%	2.1%
Bounce Logistics	97,000	41,000	56,000	136.6%	3.1%	2.3%
Corporate	(478,000)	(428,000)	(50,000)	-11.7%	-1.5%	-2.1%

Operating income from continuing operations	1,524,000	(27,000)	1,551,000	5744.4%	4.8%	-0.1%

Interest expense	20,000	22,000	(2,000)	-9.1%	0.1%	0.1%
Other expense	20,000	(10,000)	30,000	300.0%	0.1%	0.0%

Income from continuing operations before tax	1,484,000	(39,000)	1,523,000	3905.1%	4.7%	-0.2%

Tax provision	650,000	(14,000)	664,000	4742.9%	2.1%	-0.1%

Income from continuing operations	834,000	(25,000)	859,000	3436.0%	2.6%	-0.1%
Income from discontinued operations, net of tax	—	30,000	(30,000)	-100.0%	0.0%	0.1%

Net income	$834,000	$5,000	$829,000	16580.0%	2.6%	0.0%

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